Exhibit 99.1

News Release
Corporate Headquarters P.O. Box 269 San Antonio, TX 78291-0269 Phone: (210) 829-9000 Fax: (210) 829-9403 www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
April 30, 2007	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS FIRST QUARTER RESULTS

Note: Harte-Hanks will hold a first quarter earnings conference call on April 30, 2007 at 10AM CT. The number is 800-988-9498 domestic or 210-234-0029 international, pass-code 121693. The conference call will also be audio Webcast. To access, please go to https://e-meetings.mci.com, conference number 6815268, pass-code 121693. There will be an audio replay available shortly after the call through May 4, 2007. To access, please call 866-475-1459, pass-code 121693.

SAN ANTONIO, TX – Harte-Hanks, Inc. (NYSE: HHS) today reported first quarter 2007 diluted earnings per share of $0.27 on revenues of $283.0 million. These results compare to diluted earnings per share of $0.29 on $278.4 million in revenues for the first quarter of 2006.

The following table presents financial highlights of the company’s operations for the first quarter of 2007 and 2006, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2007	2006	% Change
Operating revenues	$283,028	$278,395	1.7%
Operating income	36,115	39,570	-8.7%
Net income	20,327	23,783	-14.5%
Diluted earnings per share	0.27	0.29	-6.9%
Diluted shares (weighted average common and common equivalent shares outstanding)	76,264	83,028	-8.1%

In the discussion below the company intends to provide investors with a better understanding of the operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and

EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Commenting on the first quarter 2007 performance, Chief Executive Officer Richard Hochhauser said, “While we knew and communicated that the first half of this year would be challenging, we are nevertheless not pleased with how this year has started. We did, however, generate $23.7 million of free cash flow in the quarter, 7% higher than our free cash flow in the first quarter of 2006, and we have made and are continuing to make adjustments to our cost structure.”

Discussing the performance of individual business segments, Hochhauser said, “Direct Marketing revenue grew 4.2% over the prior year’s first quarter. Operating income was essentially flat – up less than 1% – primarily attributable to higher depreciation and amortization expenses associated with our Manila operation that was opened in last year’s second quarter and our September 2006 acquisition of Aberdeen. Absent the growth in depreciation and amortization, EBITDA growth was 5.6% compared to the first quarter of 2006, and EBITDA margins improved 30 basis points. Our high tech/telecom vertical had year-over-year double-digit revenue growth in the quarter, and our select vertical had growth in the high-single digits over the prior year. Our retail and financial verticals were each up in the low-single digits. The only vertical showing a revenue decline was pharma/healthcare, which was down mid-single digits – the pharma portion of this vertical showed strong growth, while the healthcare portion was facing difficult comparisons to a very strong first quarter in 2006.”

Turning to Shoppers performance, Hochhauser said, “Shoppers had a difficult quarter, with a revenue decline of 1.9% from the first quarter of 2006. While we are taking steps internally to address our top-line performance, the general economic conditions – and particularly the real estate and associated financing markets – in the California and Florida geographies in which we operate also contributed to our revenue softness. Operating income declined 14.5%. Along with the revenue decline, operating income margins continue to be negatively impacted by the large circulation expansions we completed during the last three quarters of 2006, our continued investment in our Internet presence, and higher rates for newsprint and other paper. We will be cycling through these issues as the year progresses and our outlook for the second half is stronger than for the first two quarters.”

Concluding, Hochhauser said, “While we knew the beginning of the year would be more difficult, we did expect stronger performance than what we achieved. In Shoppers, the revenue softness has been more pronounced than we thought it would be but has followed the trend line of the fourth quarter 2006 shopper revenue performance. In Direct Marketing, certain new revenue has been slower and more costly to onboard than we had planned. We have responded and plan further actions to adjust our cost structure in both businesses. The associated expenses of our quarter one actions negatively impacted an already weak first quarter. While we are committed to operating our businesses in an efficient and effective manner, given our first quarter performance it will be more difficult to achieve our stated goal of similar EPS growth in 2007 as we saw in 2006 (over 8% adjusting for stock options).”

“We are not discouraged by the softness we have seen as we have the people in place and the commitment to deliver improved performance, and the firm belief that we have strong, solid businesses operating in an attractive market space.”

Highlights of the first quarter included:

Shoppers:

•

PennySaverUSA.com, the Web site of the shopper publications of Harte-Hanks, Inc., entered into a relationship with the Independent Free Papers of America (IFPA), a membership organization that represents more than 225 free-circulation community papers and shoppers reaching more than 17 million homes in the United States and Canada. IFPA will market and support the PennySaverUSA.com Web site where individual IFPA members can receive Web classified services and list their own classifieds online, furthering PennySaverUSA.com’s creation of a nationwide network of local classified advertising content online.

•

PennySaverUSA.com began working with Google in the first quarter of 2007 to provide coupons and other local business data collected by Harte-Hanks-owned shopper publications the PennySaver and The Flyer and from affiliate publishers of PennySaverUSA.com. These coupons and local business listings appear on Google Maps search results when a consumer is searching for related information. This not only brings extra exposure and response to the advertisers of the Harte-Hanks Shoppers, but with links back to PennySaverUSA.com and its affiliate sites, it also uses the Google Maps traffic to drive additional visits to these sites.

•

In late January, PennySaverUSA.com (and TheFlyer.com) launched “Power Pages,” a new Internet product for the print display customers of Harte-Hanks Shoppers. This new product takes the basic print ad of the customer and uses it as the base to create a “mini Web site” for each Power Page customer (including a URL link, logos, business hours, company profile, testimonials, online mapping, online coupons, etc.). Harte-Hanks Shoppers have always been focused on bringing “buyers and sellers together” and this product does so in an important way as it brings a large group of new customers (Internet users) to the stores of the display advertisers.

Direct Marketing:

•

One of America’s premier upscale specialty department store chains and the country’s largest family-owned department store, selected the new Allink Enhanced database marketing solution to help it gain greater customer insight and increase customer acquisition, growth and retention.

•	Harte-Hanks was awarded a three-year contract to provide a wide range of marketing services for a leading non-profit organization.

•	Harte-Hanks signed a two-year contract to provide channel partner services in both North America and Europe for a global manufacturer of computer networking equipment.

•	During the quarter, Harte-Hanks Trillium Software®:

•

Announced that its TS Quality Software Version 10.5 achieved “Powered by SAP NetWeaver®” status which certifies the software for integration with the new SAP® Master Data Management Enrichment Adapter.

•	Announced the availability of TS Insight, the industry’s first data quality dashboard for both business information and technical data quality trending.

•	Held customer training conferences in Las Vegas, NV and London, UK.

Corporate:

•

Harte-Hanks named Bryan Pechersky as senior vice president, general counsel and secretary. Pechersky was most recently senior vice president, secretary and senior corporate counsel of Blockbuster Inc., a movie and game entertainment retailer. Previous to this, he served as deputy general counsel and secretary with Unocal, an international energy company, and was in private practice with Vinson & Elkins.

•

On January 30, the company announced a 17% increase in the quarterly dividend to 7.0 cents per share effective with the dividend payable March 15, 2007 to shareholders of record on March 1, 2007, which is the twelfth dividend increase since the company went public in 1993 for the second time.

•

Harte-Hanks purchased 1.2 million shares of its common stock in the first quarter. There are approximately 4.1 million shares remaining from repurchase authorizations as of March 31, 2007. Since January 1997 the company has acquired approximately 51.8 million shares (split adjusted) under its repurchase program.

•	The annual meeting of shareholders will be held at 8:30 a.m. Central Daylight Time, on May 15, 2007 at the DoubleTree Hotel, 37 NE Loop 410, San Antonio, TX.

Harte-Hanks, Inc. is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional,

national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves the return on its clients’ marketing investment with a range of services organized around five solution points: Construct and update the database – Access the data – Analyze the data – Apply the knowledge – Execute the programs. Experts at each element within this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with a weekly circulation in excess of 13 million in California and Florida.

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For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Cautionary Note Regarding Forward-Looking Statements

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the Federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation and other financial items, (4) our expectations for the industries in which we operate, (5) competitive factors, (6) acquisition and development plans, and (7) other statements regarding future events, conditions or outcomes. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may impact local advertising expenditures in our Shoppers publications, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, (5) our ability to manage and timely adjust our level of personnel and capacity to service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services, (7) our ability to protect our data centers against security breaches and other interruptions in our operations, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) the number of shares that we may repurchase in connection with our repurchase program, and (13) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,
In thousands, except per share data	2007	2006

Operating revenues	$283,028	$278,395
Operating expenses:
Labor	117,156	107,919
Production and distribution	100,016	101,851
Advertising, selling, general and administrative	20,390	21,238
Depreciation and amortization	9,351	7,817

	246,913	238,825

Operating income	36,115	39,570

Other expenses (income):
Interest expense	2,994	855
Interest income	(176)	(26)
Other, net	120	264

	2,938	1,093

Income before income taxes	33,177	38,477
Income tax expense	12,850	14,694

Net income	$20,327	$23,783

Basic earnings per common share	$0.27	$0.29

Weighted-average common shares outstanding	74,715	81,322

Diluted earnings per common share	$0.27	$0.29

Weighted-average common and common equivalent shares outstanding	76,264	83,028

Harte-Hanks, Inc.
Balance Sheet Data (Unaudited)

In thousands	March 31, 2007	December 31, 2006

Cash and cash equivalents	$46,222	$38,270

Long-term debt	207,000	205,000

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended March 31,
In thousands	2007	2006	% Change

OPERATING REVENUES:
Direct Marketing	$171,173	$164,318	4.2%
Shoppers	111,855	114,077	-1.9%

Total operating revenues	$283,028	$278,395	1.7%

OPERATING INCOME:
Direct Marketing	$20,428	$20,384	0.2%
Shoppers	18,745	21,926	-14.5%
General corporate expense	(3,058)	(2,740)	-11.6%

Total operating income	$36,115	$39,570	-8.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$7,252	$5,817	24.7%
Shoppers	2,094	1,994	5.0%
General corporate expense	5	6	-16.7%

Total depreciation and amortization	$9,351	$7,817	19.6%

Reconciliation of Net Income to Free Cash Flow

	Three months ended March 31,
In thousands	2007	2006
Net Income	$20,327	$23,783
Add: After-tax stock-based compensation (pre-tax: $1,672 and $1,764 in 2007 and 2006, respectively)	1,024	1,090
Add: depreciation and amortization	9,351	7,817
Less: capital expenditures	6,963	10,442

Free cash flow	$23,739	$22,248

Reconciliation of Net Income to EBITDA

	Three months ended March 31,
In thousands	2007	2006
Net Income	$20,327	$23,783
Add: Depreciation and amortization	9,351	7,817
Interest expense, net and non-operating, net	2,938	1,093
Income tax expense	12,850	14,694

EBITDA	$45,466	$47,387

EBITDA by Segment:
Direct Marketing	$27,680	$26,201
Shoppers	20,839	23,920
Corporate	(3,053)	(2,734)

	$45,466	$47,387